UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 21, 2007
El Paso Pipeline Partners, L.P.
(Exact name of registrant as specified in its charter)

Delaware	001-33825	26-0789784
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

El Paso Building 1001 Louisiana Street
Houston, Texas		77002
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (713) 420-2600
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
General
          As previously reported on Form 8-K, on November 16, 2007, El Paso Pipeline Partners, L.P. (the “Partnership”) entered into an underwriting agreement (the “Underwriting Agreement”) with El Paso Pipeline GP Company, L.L.C. (the “General Partner”), El Paso Pipeline LP Holdings, L.L.C. (“Holdings”), El Paso Pipeline Partners Operating Company, L.L.C. (“Operating”), El Paso Corporation (“El Paso” and, together with the Partnership, the General Partner, Holdings and Operating, the “El Paso Parties”) and Lehman Brothers Inc., Citigroup Global Markets Inc., Goldman, Sachs & Co., UBS Securities LLC and the other underwriters named therein (collectively, the “Underwriters”) providing for the offer and sale in a firm commitment underwritten offering (the “Offering”) of 25,000,0000 common units representing limited partner interests in the Partnership sold by the Partnership at a price to the public of $20.00 per common unit ($18.80 per common unit, net of underwriting discounts). Pursuant to the Underwriting Agreement, the Partnership granted the Underwriters a 30-day option to purchase up to an additional 3,750,000 common units on the same terms to cover over-allotments, which option was exercised in full by the Underwriters on November 19, 2007.
          The transactions contemplated by the Underwriting Agreement closed on November 21, 2007. The proceeds (net of underwriting discounts and structuring fees) received by the Partnership (before expenses) were approximately $540.5 million. As described in the Partnership’s final prospectus (the “Prospectus”) dated November 15, 2007 (File No. 333-145835) and filed on November 16, 2007 with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b)(4) under the Securities Act of 1933, as amended (the “Securities Act”), the Partnership has or will use the net proceeds of the Offering, together with gross proceeds of approximately $425 million borrowed under the Credit Agreement (as defined below), to: (i) repay notes payable to El Paso of $225 million, (ii) to distribute $665 million to El Paso, in part to reimburse El Paso for capital expenditures incurred prior to this offering related to the assets contributed to us, (iii) to pay approximately $5 million for expenses associated with the Offering, the Credit Agreement and certain formation transactions related to the Offering, (iv) to pay Holdings $70.2 million to repurchase 3,750,000 common units to satisfy the Underwriters’ option to purchase additional units, and (v) $0.3 million of which was retained by the Partnership.
Credit Agreement
          On November 21, 2007, the Partnership, as guarantor, and Operating and Wyoming Interstate Company, Ltd. (“WIC”), as borrowers, entered into a credit agreement (the “Credit Agreement”) with Bank of America, N.A., as administrative agent, and a syndicate of lenders and financial institutions named therein as parties thereto.
     The Credit Agreement provides for an unsecured 5-year revolving credit facility with an initial aggregate borrowing capacity of up to $750 million. The borrowers’ obligations under the Credit Agreement are guaranteed by the Partnership, and WIC’s and all additional subsidiary borrowers’ obligations under the Credit Facility are guaranteed by Operating. The Credit Agreement requires the Partnership to maintain, as of the end of each fiscal quarter, a consolidated leverage ratio (consolidated indebtedness to consolidated EBITDA (as defined in the Credit Agreement)) of less than or equal to 5.00-to-1.00 for any four consecutive quarters; and 5.50-to-1.00 for any three consecutive quarters subsequent to the consummation of specified permitted acquisitions having a purchase price greater than $25 million. The Partnership has added additional flexibility to the financial covenants for growth projects. In case of a capital construction or expansion project costing more than $20 million, pro forma adjustments to consolidated EBITDA may be made based on the percentage of capital costs expended and projected cash flows for the project. Such adjustments shall be limited to 25% of actual EBITDA.
     The Credit Agreement also contains certain customary events of default that affect the Partnership, the borrowers and the Partnership’s other restricted subsidiaries, including, without limitation, (i) nonpayment of principal when due or nonpayment of interest or other amounts within five business days of when due; (ii) bankruptcy or insolvency with respect to the Partnership, the General Partner, the borrowers or any of the Partnership’s other restricted subsidiaries; (iii) judgment defaults against the Partnership, the General Partner, the borrowers or any of the Partnership’s other restricted subsidiaries in excess of $50 million; or (iv) the failure of El Paso to directly or indirectly own a majority of the voting equity of the General Partner and a failure by the Partnership to directly or indirectly own 100% of the equity of Operating.
     In addition, the Credit Agreement contains covenants and provisions that affect the borrowers, the Partnership and its other restricted subsidiaries, including, without limitation customary covenants and provisions:
•	prohibiting our unregulated restricted subsidiaries that guarantee the Credit Agreement and our regulated restricted subsidiaries from creating or incurring indebtedness (except for certain specified permitted indebtedness) if such incurrence would cause such subsidiary’s ratio of consolidated indebtedness to consolidated EBITDA (as defined) to exceed 5.00 to 1.00;
•	Prohibiting our unregulated restricted subsidiaries that do not guarantee the Credit Agreement from creating or incurring indebtedness (except for certain specified permitted indebtedness) if such incurrence would cause the aggregate of all such indebtedness to exceed 10% of our consolidated tangible net assets (as defined);

•	prohibiting WIC from creating or incurring indebtedness in excess of $50 million (other than indebtedness under the credit facility);

•	limiting the ability of the borrowers, the Partnership and its other restricted subsidiaries from creating or incurring certain liens on their respective properties (subject to enumerated exceptions);

•	limiting the Partnership’s ability to make distributions and equity repurchases (which shall be permitted if no insolvency default or event of default exists); and

•	prohibiting consolidations, mergers and asset transfers by the borrowers, the Partnership and its other restricted subsidiaries (subject to enumerated exceptions).
          As of November 21, 2007, there was approximately $425 million in outstanding borrowings under the Credit Agreement.
          The foregoing description is qualified in its entirety by reference to the full text of the Credit Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.
Contribution, Conveyance and Assumption Agreement
          The description of the Contribution, Conveyance and Assumption Agreement (the “Contribution Agreement”) provided below under Item 2.01 is incorporated in this Item 1.01 by reference. A copy of the Contribution Agreement is filed as Exhibit 10.2 to this Form 8-K and is incorporated in this Item 1.01 by reference.
Omnibus Agreement
          On November 21, 2007, in connection with the closing of the Offering, the Partnership entered into an omnibus agreement (the “Omnibus Agreement”) with the General Partner, Colorado Interstate Gas Company (“CIG”), Southern Natural Gas Company (“SNG”) and El Paso. As more fully described in the Prospectus, the Omnibus Agreement governs several relationships between the Partnership and El Paso, including:
•	The Partnership’s obligation to reimburse El Paso for certain operating, general and administrative and other expenses;

•	El Paso’s obligation to indemnify the Partnership for certain environmental contingencies, tax contingencies and right-of-way defects and the Partnership’s obligation to indemnify El Paso for certain liabilities; and

•	El Paso’s obligation to guarantee certain expenses under intercompany agreements related to the Elba Island LNG terminal expansion.
          The foregoing description is qualified in its entirety by reference to the full text of the Omnibus Agreement, which is attached as Exhibit 10.3 to this Form 8-K and incorporated in this Item 1.01 by reference.
Long-Term Incentive Plan
          On November 21, 2007, the El Paso Pipeline GP Company, L.L.C. Long-Term Incentive Plan (the “Plan”) became effective for employees, consultants and directors of the General Partner and any of their affiliates who perform services for the Partnership. As more fully described in the Prospectus, the Plan provides for the grant of unit options, restricted units, phantom units, unit appreciation rights, distribution equivalent rights, other unit-based awards and unit awards. Subject to adjustment for certain events, an aggregate of 1,250,000 common units may be delivered pursuant to awards under the Plan. Units that are cancelled, forfeited or are withheld to satisfy exercise prices or tax withholding obligations are available for delivery pursuant to other awards. The Plan will be administered by the conflicts committee of the General Partner’s board of directors.

          The board of directors of the General Partner, in its discretion, may terminate the Plan at any time with respect to the common units for which a grant has not theretofore been made. The Plan will automatically terminate on the earlier of the 10th anniversary of the date it was initially approved by the unitholders or when common units are no longer available for delivery pursuant to awards under the Plan. The board of directors of the General Partner will also have the right to alter or amend the Plan or any part of it from time to time and the conflicts committee may amend any award; provided, however, that no change in any outstanding award may be made that would materially impair the rights of the participant without the consent of the affected participant. Subject to the requirements of the principal national securities exchange upon which the common units are traded, the board of directors of the General Partner may increase the number of common units that may be delivered with respect to awards under the Plan.
          A copy of the Plan is filed as Exhibit 10.4 to this Form 8-K and incorporated into this Item 1.01 by reference.
Colorado Interstate Gas Company General Partnership Agreement
          At the closing of the Offering, El Paso contributed to the Partnership 10% of its interest in CIG, resulting in the Partnership owning a 10% interest in CIG and El Paso owning the remaining 90% interest. The general partnership agreement (the “CIG GP Agreement”) governs the ownership and management of CIG and provides for quarterly distributions equal to 100% of its available cash, which is defined to include CIG’s cash and cash equivalents on hand at the end of the quarter plus cash on hand from working capital borrowings made subsequent to the quarter (as determined by the management committee), less cash reserves that may be deemed necessary or appropriate by the CIG management committee for the operation of its business.
          A management committee comprised of four representatives, with three representatives designated by El Paso and one representative designated by the Partnership, will make the determinations related to CIG’s available cash.
          A copy of the CIG GP Agreement is filed as Exhibit 10.5 to this Form 8-K and is incorporated into this Item 1.01 by reference.
Southern Natural Gas Company General Partnership Agreement
          At the closing of the Offering, El Paso contributed to the Partnership 10% of its interest in SNG, resulting in the Partnership owning a 10% interest in SNG and El Paso owning the remaining 90% interest. The general partnership agreement (the “SNG GP Agreement”) governs the ownership and management of SNG and provides for quarterly distributions equal to 100% of its available cash, which is defined to include SNG’s cash and cash equivalents on hand at the end of the quarter plus cash on hand from working capital borrowings made subsequent to the quarter (as determined by the management committee), less cash reserves that may be deemed necessary or appropriate by the SNG management committee for the operation of its business.
          A management committee comprised of four representatives, with three representatives designated by El Paso and one representative designated by the Partnership, will make the determinations related to SNG’s available cash.
          A copy of the SNG GP Agreement is filed as Exhibit 10.6 to this Form 8-K and is incorporated into this Item 1.01 by reference.
Relationships
          Each of the Partnership, the General Partner, Holdings, Operating, WIC, CIG and SNG is an indirect subsidiary of El Paso. As a result, certain individuals, including officers and directors of El Paso and the General Partner, serve as officers and/or directors of more than one of such entities. As described in Item 2.01 below, the General Partner, as the general partner of the Partnership, holds a 2% general partner interest and incentive distribution rights in the Partnership. In addition, some of the Underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with El Paso and its subsidiaries or with the Partnership and its subsidiaries. Affiliates of Citigroup Global Markets Inc., Goldman, Sachs & Co., Lehman Brothers Inc., UBS Securities LLC, Credit Suisse Securities (USA) LLC, Morgan Stanley & Co. Incorporated, Wachovia Capital Markets, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and RBC Capital Markets Corporation are lenders under the Credit Agreement.
Item 2.01 Completion of Acquisition or Disposition of Assets.
Contribution, Conveyance and Assumption Agreement

          On November 21, 2007, in connection with the closing of the Offering, the Partnership entered into the Contribution Agreement with the General Partner, Holdings, Operating, WIC Holdings Company, L.L.C., El Paso Wyoming Gas Supply Company, L.L.C., EPPP SNG GP Holdings, L.L.C., EPPP CIG GP Holdings, L.L.C., El Paso Pipeline Holding Company, L.L.C. and El Paso. Immediately prior to the closing of the Offering, the following transactions, among others, occurred pursuant to the Contribution Agreement:
•	El Paso or its subsidiaries contributed 100% of the interests in WIC and 10% of the interest in each of CIG and SNG to the Partnership or its subsidiaries;

•	the Partnership issued 32,187,786 common units and 27,727,411 subordinated units, representing an aggregate 69.1% limited partner interest in the Partnership, to Holdings in exchange for the contributed interests. The Partnership repurchased 3,750,000 common units from Holdings as described in the fourth bullet below. Following the repurchase of such units, Holdings owned 28,437,786 common units and 27,727,411 subordinated units, representing an aggregate 66.1% limited partner interest in the Partnership;

•	the Partnership issued to the General Partner, a 2% general partner interest in the Partnership and all of the Partnership’s incentive distribution rights, which entitle the General Partner to increasing percentages of the cash the Partnership distributes in excess of $0.33063 per unit per quarter (115% of the minimum quarterly distribution); and

•	the Partnership’s repurchase of 3,750,000 common units issued to Holdings in exchange for the net proceeds received by the Partnership from the issuance of 3,750,000 common units pursuant to the Underwriters’ option to purchase additional units.
          These transfers and distributions were made in a series of steps outlined in the Contribution Agreement. As noted in Item 1.01 above, the Partnership has certain relationships with certain parties to the Contribution Agreement. Prior to the Offering, the Partnership was indirectly wholly-owned by El Paso.
          The foregoing description is qualified in its entirety by reference to the full text of the Contribution Agreement, which is attached as Exhibit 10.2 to this Form 8-K and incorporated in this Item 2.01 by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
          The description of the Credit Agreement described above under Item 1.01 are incorporated in this Item 2.03 by reference. A copy of the Credit Agreement is filed as Exhibit 10.1 to this Form 8-K and is incorporated in this Item 2.03 by reference.
Item 3.02 Unregistered Sales of Equity Securities.
          The description in Item 2.01 above of the issuance by the Partnership on November 21, 2007, in connection with the consummation of the transactions contemplated by the Contribution Agreement, of (i) 32,187,786 common units (3,750,000 common units of which were repurchased by the Partnership from Holdings in connection with the exercise of the Underwriters’ option to purchase additional units) and 27,727,411 subordinated units to Holdings and (ii) the continuation of a 2% general partner interest in the Partnership and incentive distribution rights (which represent the right to receive increasing percentages of quarterly distributions in excess of specified amounts) to the General Partner, is incorporated herein by reference. The foregoing transactions were undertaken in reliance upon the exemption from the registration requirements of the Securities Act afforded by Section 4(2) thereof. The Partnership believes that exemptions other than the foregoing exemption may exist for these transactions. Each of such subordinated units will convert into one common unit at the end of the subordination period. Unless earlier terminated pursuant to the terms of the agreement of limited partnership of the Partnership, the subordination period will end if the Partnership has earned and paid at least $0.28750 per quarter on each outstanding common unit, subordinated unit and general partner unit for any three consecutive, non-overlapping four-quarter periods ending on or after December 31, 2010. The subordination period also will end upon the removal of the Partnership’s general partner other than for cause if the units held by the Partnership’s general partner and its affiliates are not voted in favor of such removal.
          If the Partnership has earned and paid at least $0.43125 per quarter on each outstanding common unit, subordinated unit and general partner unit for any four-quarter period ending on or after December 31, 2008, the subordination period will terminate automatically and all of the subordinated units will convert into an equal number of common units.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

          On November 21, 2007, in connection with the consummation of the transactions contemplated by the Underwriting Agreement, the sole member of El Paso Pipeline Holding Company, L.L.C. appointed Mr. Arthur C. Reichstetter to the board of directors of the General Partner as an independent director.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.
          As described in the Prospectus, on November 21, 2007, the Partnership amended and restated its Agreement of Limited Partnership in connection with the closing of the Offering. A description of the First Amended and Restated Agreement of Limited Partnership is contained in the section entitled “The Partnership Agreement” of the Prospectus and is incorporated herein by reference. A copy of the First Amended and Restated Agreement of Limited Partnership as adopted is filed as Exhibit 3.1 to this Form 8-K and is incorporated in this Item 5.03 by reference.
          On November 21, 2007, the General Partner amended and restated its Limited Liability Company Agreement. A copy of the Amended and Restated Limited Liability Company Agreement of the General Partner as adopted is filed as Exhibit 3.2 to this Form 8-K and is incorporated into this Item 5.03 by reference.
Item 7.01. Regulation FD Disclosure.
          On November 21, 2007, the Partnership announced that it had closed its initial public offering of 28,750,000 Units. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.
          In accordance with General Instruction B.2 of Form 8-K, the press release shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information and exhibit be deemed incorporated by reference into any filing under the Securities Act or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such a filing.
Item 9.01 Financial Statements and Exhibits.
          (d)     Exhibits.

Exhibit Number	Description
Exhibit 3.1	First Amended and Restated Agreement of Limited Partnership of El Paso Pipeline Partners, L.P., dated November 21, 2007.

Exhibit 3.2	Amended and Restated Limited Liability Company Agreement of El Paso Pipeline GP Company, L.L.C., dated November 21, 2007.

Exhibit 10.1	Credit Agreement, dated as of November 21, 2007, among El Paso Pipeline Partners, L.P., El Paso Pipeline Partners Operating Company, L.L.C. and Wyoming Interstate Company, Ltd. and the lenders and agents identified therein.

Exhibit 10.2	Contribution, Conveyance and Assumption Agreement, dated November 21, 2007, among El Paso Pipeline Partners, L.P., El Paso Pipeline GP Company, L.L.C., El Paso Pipeline LP Holdings, L.L.C., WIC Holdings Company, L.L.C., El Paso Wyoming Gas Supply Company, L.L.C., EPPP SNG GP Holdings, L.L.C., EPPP CIG GP Holdings, L.L.C., El Paso Pipeline Holding Company, L.L.C., El Paso Pipeline Partners Operating Company, L.L.C. and El Paso Corporation.

Exhibit 10.3	Omnibus Agreement, dated November 21, 2007, among El Paso Pipeline Partners, L.P., El Paso Pipeline GP Company, L.L.C., Colorado Interstate Gas Company, Southern Natural Gas Company and El Paso Corporation.

Exhibit 10.4	Long-Term Incentive Plan of El Paso Pipeline GP Company, L.L.C.

Exhibit 10.5	General Partnership Agreement of Colorado Interstate Gas Company, dated November 1, 2007 (incorporated by reference to Exhibit 3.C to the Colorado Interstate Gas Company Form 8-K filed November 7, 2007).

Exhibit 10.6	General Partnership Agreement of Southern Natural Gas Company, dated November 1,

Exhibit Number	Description
2007 (incorporated by reference to Exhibit 3.C to the Southern Natural Gas Company Form 8-K filed November 7, 2007).

Exhibit 99.1	Press release dated November 21, 2007.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EL PASO PIPELINE PARTNERS, L.P.

	By:	El Paso Pipeline GP Company, L.L.C.,
its General Partner

Date: November 28, 2007	By:	/s/ Robert W. Baker

	Name:	Robert W. Baker
	Title:	Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 3.1	First Amended and Restated Agreement of Limited Partnership of El Paso Pipeline Partners, L.P., dated November 21, 2007.

Exhibit 3.2	Amended and Restated Limited Liability Company Agreement of El Paso Pipeline GP Company, L.L.C., dated November 21, 2007.

Exhibit 10.1	Credit Agreement, dated as of November 21, 2007, among El Paso Pipeline Partners, L.P., El Paso Pipeline Partners Operating Company, L.L.C. and Wyoming Interstate Company, Ltd. and the lenders and agents identified therein.

Exhibit 10.2	Contribution, Conveyance and Assumption Agreement, dated November 21, 2007, among El Paso Pipeline Partners, L.P., El Paso Pipeline GP Company, L.L.C., El Paso Pipeline LP Holdings, L.L.C., WIC Holdings Company, L.L.C., El Paso Wyoming Gas Supply Company, L.L.C., EPPP SNG GP Holdings, L.L.C., EPPP CIG GP Holdings, L.L.C., El Paso Pipeline Holding Company, L.L.C., El Paso Pipeline Partners Operating Company, L.L.C. and El Paso Corporation.

Exhibit 10.3	Omnibus Agreement, dated November 21, 2007, among El Paso Pipeline Partners, L.P., El Paso Pipeline GP Company, L.L.C., Colorado Interstate Gas Company, Southern Natural Gas Company and El Paso Corporation.

Exhibit 10.4	Long-Term Incentive Plan of El Paso Pipeline GP Company, L.L.C.

Exhibit 10.5	General Partnership Agreement of Colorado Interstate Gas Company, dated November 1, 2007 (incorporated by reference to Exhibit 3.C to the Colorado Interstate Gas Company Form 8-K filed November 7, 2007).

Exhibit 10.6	General Partnership Agreement of Southern Natural Gas Company, dated November 1, 2007 (incorporated by reference to Exhibit 3.C to the Southern Natural Gas Company Form 8-K filed November 7, 2007).

Exhibit 99.1	Press release dated November 21, 2007.